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                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of this Statement on Schedule 13D with respect to the Common Stock of Sitel Corporation and further agree to the filing of this agreement as an Exhibit thereto.

Dated: March 14, 2005




                                     PRIVATE EQUITY INVESTORS IV, L.P.

                                     By:   Rohit M. Desai Associates IV, LLC
                                              General Partner


                                          By: /s/ Rohit M. Desai
                                              -----------------------------
                                              Name:   Rohit M. Desai
                                              Title:  Managing Member



                                     DESAI CAPITAL MANAGEMENT
                                     INCORPORATED

                                     By: /s/ Rohit M. Desai
                                         -------------------------------
                                          Name:   Rohit M. Desai
                                          Title:  President



                                     /s/ Rohit M. Desai
                                     -----------------------------------
                                     Name:  Rohit M. Desai